EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER-SHARE EARNINGS *

                           CONCORD EFS, INC.


                                     Year Ended December 31
                                 1995         1994        1993
                             -----------  -----------  -----------
For primary earnings per share:

Weighted average of common
 shares outstanding net of
 treasury shares              36,896,309   36,212,164   35,928,549
Weighted average common
 stock equivalent for stock
 options by treasury stock
 method                        1,676,074    1,053,330    1,188,654
                              ----------   ----------   ----------
Weighted average common and
 common equivalent shares     38,572,383   37,265,494   37,117,203
                              ==========   ==========   ==========

Net income                   $18,315,353  $12,713,370   $9,862,910
                             ===========  ===========   ==========

Per-share amount                   $0.47        $0.34        $0.27
                                   =====        =====        =====

For fully diluted earnings per share:

Weighted average common
 and common equivalent
 shares for primary earning
 per share                    38,572,383   37,265,494   37,117,203
Add shares representing
 additional shares for stock
 options based on period-end
 market price                    208,170      524,287
                              ----------   ----------   ----------
Weighted average common
 and common equivalent
 shares-fully diluted basis   38,780,553   37,789,781   37,117,203
                              ==========   ==========   ==========

Net income                   $18,315,353  $12,713,370   $9,862,910
                             ===========  ===========   ==========

Per-share amount                   $0.47        $0.34        $0.27
                                   =====        =====        =====


* Earnings per share and related per share data have been restated to reflect stock splits issued through January 18, 1996.